EXHIBIT 99.3


SCHEDULE IDENTIFYING THE DIFFERENCES BETWEEN THE FUNDING AGREEMENT (THE "FUNDING AGREEMENT") ISSUED TO THE TRUST IDENTIFIED ON THE COVER PAGE OF THE EXCHANGE ACT REPORT INTO WHICH THIS EXHIBIT 99.3 IS INCORPORATED BY REFERENCE (THE "TRUST") AND EXHIBIT 4.3 TO HARTFORD LIFE GLOBAL FUNDING TRUST 2006-001'S REPORT ON FORM 8-K FILED ON JULY 26, 2006 ("EXHIBIT 4.3"):

For the purposes of Exhibit 99.3, the following terms are referred to herein as "Variable Terms".

Contractholder (the Trust):
Contract Number:
Effective Date:
Indenture Date (Effective Date):
Deposit Date(s) (Effective Date):
Contract Payment(s) (Principal amount of the notes issued by the Trust, plus $15; or its foreign currency equivalent, for notes denominated in a foreign currency):
Guaranteed Rate (Interest Rate):
Interest Crediting (Day Count Convention):
Periodic Payout (Initial Interest Payment Date and Interest Payment Frequency):
Optional Redemption, if applicable:
Call Terms, if applicable:
Maturity Payout (Date of Maturity):
Other Terms:

The following additional terms are referred to as "Variable Terms" with respect to a funding agreement with FLOATING RATE TERMS.

Crediting Period (Interest Reset Date):
Maximum Rate:
Minimum Rate:
Fixed Rate Conversion (in the case of a fixed/floating rate funding agreement, the Fixed Rate and the Date of Fixed Rate Commencement):
Index Rate (Base Rate):
London Banking Day:
Business Day:

The following additional terms are referred to as "Variable Terms" with respect to a funding agreement with FOREIGN CURRENCY TERMS.

Contract Currency:

OMITTED DOCUMENT: The Funding Agreement

DIFFERENCES:

1. The Variable Terms of the Funding Agreement differ from the terms set forth in Exhibit 4.3 as and to the extent the terms set forth in the pricing supplement filed by Hartford Life Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Funding Agreement and the notes issued by the Trust (the "Pricing Supplement"), differ from the analogous terms set forth in Exhibit 4.3, as further modified or expanded by any additional schedule, exhibit or similar attachment to the Funding Agreement as may be filed as an exhibit to the Exchange Act report into which this Exhibit 99.3 is incorporated by reference.

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2.       If the Effective Date of the Funding Agreement is after March 31, 2006, then the date of the prospectus described in the definition of "Program" under "Part 1 - DEFINITIONS" is "April 3, 2006." If the Effective Date of the Funding Agreement is after September 15, 2004, then the date of the prospectus described in the definition of "Program" under "Part 1 - DEFINITIONS" is "September 7, 2004."

3. If the Pricing Supplement indicates that the indenture trustee is other than JPMorgan Chase Bank, N.A., then the name of the indicated indenture trustee is included in the definition of "Indenture Trustee" under "Part 1 - DEFINITIONS."


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